UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 27, 2024

BJ'S RESTAURANTS, INC.

(Exact name of registrant as specified in its charter)

California	0-21423	33-0485615
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7755 Center Avenue, Suite 300
Huntington Beach, California	92647
(Address of principal executive offices)	(Zip Code)

(714) 500-2400

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, No Par Value	BJRI	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On February 28, 2024, BJ’s Restaurants, Inc., a California corporation (the “Company”), announced its entry into a cooperation agreement (the “Cooperation Agreement”) with Fund 1 Investments, LLC (with its affiliates, “Fund”). The Company and Fund are each herein referred to as a “party” and collectively, the “parties.”

Pursuant to the Cooperation Agreement, the board of directors (the “Board”) of the Company (i) increased the size of the Board to twelve (12) directors and appointed C. Bradford Richmond (the “New Director”) to serve on the Board with a term expiring at the 2024 annual meeting of shareholders (the “2024 Annual Meeting”), and (ii) agreed to nominate, support and recommend the New Director for election at the 2024 Annual Meeting.

The Cooperation Agreement further provides, among other things, that:

•	the Board will form, as promptly as practicable, a Shareholder Value Initiatives Committee of the Board, which shall be responsible for reviewing opportunities to enhance shareholder value, and appoint the New Director to such committee, along with three additional members to be selected by the Board;

•	until the Termination Date (as defined below) and as long as Fund’s aggregate net long ownership remains at or above the lesser of (i) 1,161,849 shares of common stock (subject to adjustment for stock splits, reclassifications, combinations and recapitalizations) and (ii) five (5%) of the outstanding shares of the Company’s common stock, no par value (the “Common Stock”), in the event that the New Director ceases to be a director of the Company for any reason, the Company and Fund will cooperate in good faith to select, and the Company will appoint, as promptly as practicable, a Qualified Candidate mutually agreeable to the Company and Fund, to serve as a director of the Company for the remainder of the New Director’s term. A Qualified Candidate means an individual who (i) qualifies as an “independent director” under the applicable rules of the U.S. Securities and Exchange Commission, the rules of any stock exchange on which the Company is traded and the applicable governance policies of the Company, (ii) is not a current or former principal, Affiliate or controlled Associate of Fund (as defined in the Cooperation Agreement), (iii) serves on no more than a total of three other public company boards of directors, and (iv) meets all other qualifications required for service as a director set forth in the Company’s Amended and Restated Articles of Incorporation or the Amended and Restated Bylaws, committee charters, corporate governance principles, and any similar documents applicable to directors;

•	Fund will be subject to customary standstill restrictions, including, among others, with respect to the acquisition of beneficial ownership of or otherwise having economic exposure up to a maximum ownership cap of fifteen percent (15%) of the shares of Common Stock in the aggregate, proxy solicitation and related matters, extraordinary transactions and other changes, each of the foregoing subject to certain exceptions;

•	until the Termination Date, Fund will vote all shares of Common Stock beneficially owned by it in accordance with the Board’s recommendations with respect to (i) the election, removal and/or replacement of directors of the Company and (ii) any other proposal submitted to shareholders, subject to certain exceptions relating to extraordinary transactions and recommendations made by Institutional Shareholder Services, Inc. or Glass Lewis & Co., LLC;

•	each party agrees not to disparage or sue the other party, subject to certain exceptions;

•	unless otherwise mutually agreed to in writing by each party, the Cooperation Agreement will remain in effect until the date that is the earlier of (i) one (1) year from the date of the Cooperation Agreement and (ii) thirty (30) days prior to the deadline for delivery of notice under the Company’s Amended and Restated Bylaws for the nomination of director candidates for election to the Board at the 2025 annual meeting of shareholders (the “Termination Date”); and

•	the Company will reimburse certain of Fund’s out-of-pocket fees and expenses, provided that such reimbursement will not exceed $75,000 in the aggregate.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Cooperation Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)        On February 27, 2024, the Board increased the size of the Board to twelve (12) directors and appointed C. Bradford Richmond to the Board with a term expiring at the 2024 Annual Meeting.

C. Bradford Richmond, 65, brings to the Board extensive capital allocation and restaurant operations experience. Mr. Bradford is a Certified Public Accountant with over 40 years of experience in the restaurant industry, contributing to the operations and strategic planning of restaurant chains.

From 2006 to 2015, Mr. Richmond served as Chief Financial Officer of Darden Restaurants, Inc. (NYSE: DRI) (“Darden”), a restaurant company featuring a portfolio of differentiated brands that include Olive Garden, LongHorn Steakhouse, Yard House, Ruth’s Chris Steak House, Cheddar’s Scratch Kitchen, The Capital Grille, Seasons 52, Eddie V’s and Bahama Breeze. From 2005 to 2006, Mr. Richmond served as Corporate Controller of Darden. Mr. Richmond previously held executive-level finance and strategic planning roles at Red Lobster and Olive Garden. He also served as a senior auditor at Price Waterhouse & Cooper.

Mr. Richmond currently serves on the boards of Coast Entertainment Holdings Limited (ASX: CEH) and Qualfon, Inc.

Except for the arrangements disclosed herein, there is no arrangement or understanding between the Company and Mr. Richmond pursuant to which he was appointed to the Board, and there have been no related party transactions between the Company and Mr. Richmond that would be reportable under Item 404(a) of Regulation S-K. Mr. Richmond will receive compensation consistent with the Company’s compensation program for non-employee directors, as described in the Company’s latest proxy statement, filed with the U.S. Securities and Exchange Commission on April 28, 2023.

The disclosure set forth in Item 1.01 above is hereby incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

A copy of the press release announcing the Company’s entry into the Cooperation Agreement is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

10.1	Cooperation Agreement, dated February 27, 2024, between BJ’s Restaurants, Inc., and Fund 1 Investments, LLC
99.1	Press Release, dated February 28, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BJ'S RESTAURANTS, INC.
(Registrant)

Date: February 28, 2024	By:	/s/ GREGORY S. LEVIN
Gregory S. Levin
Chief Executive Officer, President and Director